Exhibit 10.3
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                Amendment No. 1 to the 1999 Stock Option Plan
                        of MicroStrategy Incorporated

    The first sentence of Section 4(a) of the 1999 Stock Option Plan (the "Plan") of MicroStrategy Incorporated is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

    "Subject to adjustment under Section 6 (except as such provisions relate to stock splits effected prior to May 11, 2000), Awards may be made under the Plan for up to 11,000,000 shares of Class A Common Stock, $0.001 par value per share, of the Company (the "Common Stock")."

                           Adopted by the Board of Directors on May 11, 2000